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                                                                    Exhibit 10.4

                        AMENDMENT TO EMPLOYMENT AGREEMENT

      This Amendment to Employment Agreement (this "Amendment") is entered into between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the "Trust"), and Edward Glickman ("Executive"), effective, except as otherwise noted, as of January 1, 2004.

                                   BACKGROUND

      Executive is currently Chief Financial Officer of the Trust. Executive and the Trust are party to an Employment Agreement, amended and restated effective as of January 1, 1999 (the "Employment Agreement"), which sets forth the terms and conditions of Executive's employment with the Trust. Executive and the Trust wish to amend the terms of the Employment Agreement as set forth herein, and, hereafter, references to the "Employment Agreement," "Agreement," "herein," or words of like import in the Employment Agreement shall refer to the Employment Agreement as amended hereby or by any written subsequent amendment thereto.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

      1. All capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Employment Agreement.

      2. Section 2.2(a) of the Employment Agreement is amended, effective upon June 3, 2004, to read, in its entirety, as follows:

      "Executive shall be employed by the Trust generally as its President and Chief Operating Officer and be a member of the Office of the Chairman so long as there is more than one officer in the Office of the Chairman. As President and Chief Operating Officer, Executive shall, subject to the supervision and control of the CEO, have the duties and authority consistent with the duties and authorities of a President and Chief Operating Officer of a New York Stock Exchange listed company and as may from time to time be specified by the CEO so long as such duties are consistent with his office. Executive shall report directly to the CEO in performing his duties hereunder."

      3. Section 4.2(a) of the Employment Agreement is amended to read, in its entirety, as follows:

      "(a) Cash Incentive Compensation. Executive shall be entitled during his employment hereunder to participate in such of the Trust's cash incentive plans and programs as may from time to time be provided by the Trust for its executive officers, in each case as determined by the Committee or the Board of Trustees of the Trust, as appropriate."

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      4. Sections 5.1(c) of the Employment Agreement is amended to replace the words "Section 4.2(a)(1) hereof" with "any cash incentive plan in which Executive participates."

      5. Sections 5.2(c) of the Employment Agreement is amended to replace the words "Section 4.2(a)(1) hereof" with "any cash incentive plan in which Executive participates."

      6. Sections 5.3(b) of the Employment Agreement is amended to replace the words "Section 4.2(a)(1) hereof" with "any cash incentive plan in which Executive participates."

      7. Section 5.4(c) of the Employment Agreement is amended to replace the words "Section 4.2(a) hereof" with "any annual cash incentive plan in which Executive participates."

      8. Section 5.5(b) of the Employment Agreement is amended to replace the words "Section 4.2(a)(1) hereof" with "any cash incentive plan in which Executive participates."

      9. Section 5.6(a)(3) of the Employment Agreement is amended to replace the words "Section 4.2(a) hereof" with "any annual cash incentive plan in which Executive participates."

      10. Effective as of January 1, 2004, Executive's Base Salary under the Employment Agreement shall be $420,000.

      11. Except as amended hereby, all terms and conditions as set forth in the Employment Agreement shall remain in full force and effect.

      12. Executive shall be awarded 500,000 Performance Units pursuant to the Trust's 2002-2004 Long-Term Incentive Plan (the "LTI Plan"), subject, however, to action of the Board of Trustees to amend the LTI Plan as required for such award. The vesting and other provisions of the Performance Units shall be governed by the terms of the LTI Plan.

      13. The Trust agrees to pay all reasonable legal fees and expenses that Executive has incurred in the preparation and negotiation of this Amendment.

      14. This Amendment may be executed in a number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

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      IN WITNESS WHEREOF, Executive and the Trust have caused this Amendment to be executed as of the date first above written on this 3rd day of June, 2004.

                                       PENNSYLVANIA REAL ESTATE
                                       INVESTMENT TRUST


                                       By: /s/ Ronald Rubin
                                           -------------------------------------
                                           Name: Ronald Rubin
                                           Title: Chief Executive Officer

                                       /s/ Edward Glickman
                                       -----------------------------------------
                                       Edward Glickman

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